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                                                                     EXHIBIT 4.1
                                                      COMPOSITE COPY, AS AMENDED

                                PAIRING AGREEMENT

          Agreement dated June 25, 1980, as amended as of February 1, 1995, between Starwood Lodging Trust, a Maryland real estate investment trust ("Trust"), and Starwood Lodging Corporation, a Maryland corporation ("Company").

          WHEREAS, the Trust will acquire all the issued and outstanding shares of the Company and immediately declare a distribution in kind to the holders of shares of the Trust, consisting of one share of common stock of the Company for each issued share of beneficial interest of the Trust; and

          WHEREAS, the Trust and the Company wish to cause their shares to be paired, so that shares of beneficial interest of the Trust with a par value of $.01 per share ("Shares") are transferable only with an equal number of shares of common stock of the Company and vice versa:

          NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties agree:

          1. On and after the close of business on June 25, 1980 ("Effective Date"):

          (a) the Shares of the Trust and the shares of common stock of the Company shall not be transferable, and shall not be transferred on the respective books of either entity, unless in connection with a transfer the transferee acquires the same number of Shares of the Trust and shares of common stock of the Company;

          (b) upon presentation to the Trust's transfer agent of any certificate evidencing ownership of Shares of the Trust issued prior to the Effective Date duly endorsed for transfer or accompanied by a duly executed stock power, there shall be issued to the transferee a certificate or certificates evidencing both the number of Shares of the Trust so transferred and the same number of shares of common stock of the Company, and there shall be issued a certificate or certificates evidencing both any Shares of the Trust not transferred and the same number of shares of common stock of the Company; and

          (c) neither the Trust nor the Company shall issue or transfer or agree to issue or transfer any Shares of the Trust or shares of common stock of the Company unless


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     effective provision is made for the issuance or transfer to the same person of the same number of Shares of the Trust and shares of common stock of the Company and unless the Trust and the Company agree on the manner and basis of allocating the consideration to be received between the Trust and the Company or on the payment by one entity to the other of cash or other consideration in lieu of a portion of such consideration.

          2. Each certificate issued after the Effective Date evidencing Shares of the Trust shall have printed on its reverse side a certificate evidencing the same number of shares of common stock of the Company and shall be in a form satisfactory to the American Stock Exchange. A legend shall be placed on the face or reverse side of each certificate evidencing ownership of Shares of the Trust and the shares of common stock of the Company issued on or after the Effective Date referring to the restrictions on transfer of the Shares of the Trust and the shares of common stock of the Company.

          3. Promptly after the Effective Date, the Trust shall cause a Letter of Transmittal to be sent to each holder of record of Shares of the Trust at the Effective Date for use in forwarding the holder's certificate or certificates. Upon receipt from any such holder of a properly completed Letter of Transmittal accompanied by the appropriate certificate or certificates evidencing a number of Shares of the Trust, the Trust shall cause to be delivered promptly to such holder in substitution therefor a certificate or certificates registered in such holder's name evidencing both the same number of Shares of the Trust and the same number of shares of common stock of the Company. Until so surrendered, each certificate evidencing Shares of the Trust outstanding prior to the Effective Date shall be deemed, for all purposes to evidence ownership, in addition, of an equal number of shares of common stock of the Company provided, however, that the Trust and the Company may elect to refrain from paying a holder dividends or other distributions declared with respect to either the Shares of the Trust or shares of common stock of the Company until such holder surrenders his certificate, at which time the holder shall be paid the amount of the distributions, without interest, which theretofore became payable with respect to the number of Shares of the Trust and shares of common stock of the Company evidenced by such certificate.

          4. Upon the exercise of any share option or conversion of any security, which, prior to the Effective Date, was issued by the Trust, the Company agrees that it will simultaneously issue a number of shares of common stock of the Company to the exercising optionee or converting security holder equal to the number of Shares of the Trust issued to the exercising optionee or converting security holder pursuant to such exercise or conversion, and the Trust agrees to make a payment to the Company

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or cause payment to be made to the Company, based on the relative fair value, at the time of the exercise or conversion, of a Share of the Trust and a share of common stock of the Company.

          5. After the Effective Date, neither the Trust nor the Company shall declare or pay any distribution consisting in whole or in part of Shares of the Trust or shares of common stock of the Company, issue any securities convertible into such Shares or shares or issue rights or warrants to purchase such Shares or shares, or subdivide, combine or otherwise reclassify such Shares or shares, unless both the Trust and the Company take the action to the end that the outstanding Shares of the Trust and shares of common stock of the Company will be paired on a one-to-one basis as contemplated herein.

          6. After the Effective Date, neither the Trust nor the Company will be a party to any merger, consolidation, sale of assets, liquidation or other form of reorganization pursuant to with either the Shares of the Trust or the shares of common stock of the Company are converted, redeemed or otherwise changed unless the other entity is also a party to such transaction.

          7. The Trust and the Company agree to appoint the same banks or trust companies as transfer agents and the same banks or trust companies as registrars for the Shares of the Trust and shares of common stock of the Company.

          8. The Company agrees to cause its shares of common stock to be promptly registered pursuant to Section 12 of the Securities Exchange Act of 1934.

          9. The Trust and the Company shall use their best efforts to effect the listing of the shares of common stock of the Company on the American Stock Exchange.

          10. This Agreement and the pairing contemplated herein may be terminated upon the affirmative vote of the holders of a majority of the outstanding Shares of the Trust and shares of common stock of the Company. In the event of termination, the parties agree to cooperate to effect a separation of the paired securities to permit the separate issuance and transfer thereof and, in that connection, appropriate provision shall be made to honor any outstanding commitments to issue additional Shares of the Trust and shares of common stock of the Company.

          11. This Agreement may be amended by action of the Trustees of the Trust and the Board of Directors of the Company, provided that any such action must be approved by a majority of the outstanding Shares of the Trust and the shares of common stock of the Company if such amendment would permit a separation of the paired Shares of the Trust and shares of common stock of the Company.

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          12. (a) In the event that (x) the Trust issues Excess Trust Shares, par value $.01 per share, of the Trust ("Excess Trust Shares") or the Company issues shares of Excess Common Stock, par value $.01 per share, of the Company ("Excess Common Shares"), and (y) the Shares and the shares of common stock of the Company which were converted into such Excess Trust Shares and such Excess Common Shares, respectively, were paired pursuant to this Agreement, then in addition to, and not in any respect in limitation of, the provisions of the Declaration of Trust of the Trust and the Amended and Restated Articles of Incorporation of the Company (as each may be amended from time to time):

          (i) such Excess Trust Shares and such Excess Common Shares shall not be transferable, and shall not be transferred on the respective books of either the Trust or the Company, unless in connection with a transfer the transferor transfers and the transferee acquires the same number of Excess Trust Shares and Excess Common Shares;

          (ii) neither the Trust nor the Company shall issue or transfer or agree to issue or transfer any Excess Trust Shares or Excess Common Shares unless effective provision is made for the issuance or transfer to the same person of the same number of Excess Trust Shares and Excess Common Shares; and

          (iii) each certificate evidencing Excess Trust Shares shall have printed on its reverse side a certificate evidencing the same number of Excess Common Shares. A legend shall be placed on the face or reverse side of each certificate evidencing ownership of Excess Trust Shares and Excess Common Shares referring to the restrictions on transfer of the Excess Trust Shares and Excess Common Shares.

          (b) In the event that (x) the Trust issues Excess Preferred Shares, par value $.01 per share, of the Trust ("Excess Preferred Shares") or the Company issues shares of Excess Preferred Stock, par value $.01 per shares, of the Company ("Excess Preferred Stock"), and (y) the shares of beneficial interest of the Trust and the shares of preferred stock of the Company which were converted into such Excess Preferred Shares and such Excess Preferred Stock, respectively, were paired pursuant to this Agreement, then in addition to, and not in any respect in limitation of, the provisions of the Declaration of Trust of the Trust and the Amended and Restated Articles of Incorporation of the Company (as each may be amended from time to time):

          (i) such Excess Preferred Shares and such Excess Preferred Stock shall not be transferable, and shall not be transferred on the respective books of either the Trust or the Company, unless in connection with a transfer the

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     transferor transfers and the transferee acquires the same number of Excess
     Preferred Shares and Excess Preferred Stock;

          (ii) neither the Trust nor the Company shall issue or transfer or agree to issue or transfer any Excess Preferred Shares or Excess Preferred Stock unless effective provision is made for the issuance or transfer to the same person of the same number of Excess Preferred Shares and Excess Preferred Stock; and

          (iii) each certificate evidencing Excess Preferred Shares shall have printed on its reverse side a certificate evidencing the same number of Excess Preferred Stock. A legend shall be placed on the face or reverse side of each certificate evidencing ownership of Excess Preferred Shares and Excess Preferred Stock referring to the restrictions on transfer of the Excess Preferred Shares and Excess Preferred Stock.

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          IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first above written.

                                       STARWOOD LODGING TRUST

                                       By:
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                                       STARWOOD LODGING CORPORATION

                                       By:
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